                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. _____)

Check the appropriate box:

|_|    Preliminary Information Statement
|_| Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
|X|    Definitive Information Statement


                           NEW CENTURY COMPANIES, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)    Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------
(2)    Aggregate number of securities to which transaction apply:

------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

------------------------------------------------------------------------------
(4)    Proposed maximum aggregate value of transaction:
       $

------------------------------------------------------------------------------
(5)    Total fee paid:
       $

------------------------------------------------------------------------------
|_|    Fee paid previously with preliminary materials:

------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:

------------------------------------------------------------------------------
(2)    Form, schedule or registration statement no.:

------------------------------------------------------------------------------
(3)    Filing party:

------------------------------------------------------------------------------
(4)    Date filed:

------------------------------------------------------------------------------

                           NEW CENTURY COMPANIES, INC.
                               9515 Soresen Avenue
                           Santa Fe Springs, CA 90670

                              INFORMATION STATEMENT

                                November 20, 2001

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

General

         This Information Statement is first being furnished on or about November 20, 2001 to shareholders of record as of the close of business on October 24, 2001 (the "Record Date") of the common stock, $0.10 par value per share (the "Common Stock") of New Century Companies, Inc. ("New Century" or the "Company") in connection with the Amendment of the Articles of Incorporation, as amended, to effect a ten (10) for one (1) reverse stock split of the Company's outstanding shares of Common Stock while maintaining the number of authorized Common Stock at 50,000,000 (the "Action").

         The Board of Directors has approved, and a majority of the shareholders (the "Consenting Shareholders") representing 23,440,955 shares of the 46,881,909 shares outstanding of the Common Stock as of the Record Date have consented in writing, to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Delaware General Corporation Law and New Century's By-laws to approve the Action. Accordingly, the Action will not be submitted to the other shareholders of New Century for a vote and this Information Statement is being furnished to shareholders to provide them with certain information concerning the Action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

         This Information Statement contains forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements.

         New Century will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. New Century will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

         FOR ADDITIONAL INFORMATION ABOUT NEW CENTURY, REFERENCE IS MADE TO OUR QUARTERLY REPORT ON FORM 10-QSB.

         The principal executive office of New Century Companies, Inc. is located at 9515 Soresen Avenue, Santa Fe Springs, CA 90670.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                    TO EFFECT A REVERSE SPLIT OF COMMON STOCK

         The Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to the Articles of Incorporation, as amended, of New Century (the "Stock Split Amendment") to effect a ten (10) for one (1) reverse split of our outstanding Common Stock. Under the proposal the number of shares of Common Stock issued and outstanding and the number of shares of Common Stock reserved for issuance on the exercise of options or warrants would each be reduced to one tenth of their present number while the number of shares of Common Stock which the Company is authorized to issue would remain unchanged at 50,000,000. The text of the Stock Split Amendment is attached as Appendix A and is incorporated herein by reference.

Reasons for the Proposed Amendment

         As of October 12, 2001, the Company had 46,881,909 shares of Common Stock issued and outstanding. In addition, approximately 4,000,000 shares of Common Stock are reserved for issuance upon exercise of options and warrants (most of which are not currently exercisable or are exercisable at prices substantially in excess of the current market prices for the Company's Common Stock). While only a portion of the options and warrants are currently exercisable, the Company requires additional authorized shares of Common Stock to meet its current and reasonably anticipated commitments.

         Because of the number of issued and outstanding shares of Common Stock and present reservations, the Company currently has an insufficient number of authorized shares of Common Stock available for issuance to raise funds through the sale of Common Stock or to attract qualified employees through the issuance of Common Stock. Furthermore it is limited in its ability to initiate or consummate any transaction involving the issuance of Common Stock (or securities exercisable for or convertible into Common Stock), public or private by the limited number of shares of Common Stock remaining available for any such transactions, and its future ability to do so is conditioned, among other things, upon filing of the proposed amendment to the Company's Certificate of Incorporation to effect a twenty for one reverse stock split.

         The Board of Directors further believes that the relatively low per-share market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. Certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. On the other hand, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. For this reason the Board of Directors has chosen to effect a reverse stock split rather than seeking to increase the number of shares which the Company is authorized to issue. However, the Board of Directors can not assure the shareholders that the reverse stock split will result in an increase in the market price for the Common Stock.

         There can be no assurance that the reverse stock split will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of approval of the reverse stock split or that the approval of the reverse stock split will otherwise have any of the effects described herein.

         Whether or not shareholders approve the proposed amendment to the Company's Certificate of Incorporation, there can be no assurance that any future transactions or offerings of the Company's securities, public or private, will be consummated. If the proposed amendment is approved, the Company does not intend to solicit further authorization from stockholders for the issuance of its Common Stock prior to such issuance, subject to the provisions of the Delaware General Corporation Law.

         The Stock Split Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Delaware, which will occur on or about November 20, 2001. Under federal securities laws, New Century cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Persons Entitled to Notice

         The Record Date for the determination of the shareholders entitled to notice of and to consent to the Action has been fixed as of the close of business on October 24, 2001. As of October 24, 2001, there were 46,881,909 shares of Common Stock outstanding. The Action has been duly approved by the Consenting Shareholders holding a majority of the outstanding Common Stock, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

         Delaware Business Corporation Law does not provide for dissenters rights in connection with the adoption of the Action.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the ownership of the Common Stock as of October 24, 2001 by: (i) each director; (ii) each of the executive officers; (iii) all executive officers and directors of Shopss as a group; and (iv) all those known by Shopss to be beneficial owners of more than 5% of the Common Stock. Unless otherwise stated in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security, but securities subject to options, warrants or conversion rights owned by others (even if exercisable or convertible within sixty days) are not deemed to be outstanding shares. The address of those individuals for which an address is not otherwise indicated is 9515 Soresen Avenue, Santa Fe Springs, California 90670.


                                                           Beneficial Ownership
                                                           --------------------
                                                        Number of        Percentage
                                                         Shares           Ownership
                                                        ---------        ----------
Directors and Officers
----------------------
David Duquette                                         10,290,000             21%
Josef Czikmantori                                       5,060,000             10%

Officers and Directors as a Group (2 persons)          15,350,000             32%



                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/ David Duquette
                                              ----------------------------------
                                              David Duquette
                                              President

--------------------------------------------------------------------------------

                                   FORM 10-QSB

--------------------------------------------------------------------------------
         A COPY OF NEW CENTURY COMPANIES, INC.'S FORM 10-QSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO NEW CENTURY COMPANIES, INC., 9515 SORESEN AVENUE, SANTA FE SPRINGS, CALIFORNIA 90670.

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

         New Century Companies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         1. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been adopted by the Board of Directors in accordance with Section 141(f) of the General Corporation Law of the State of Delaware.

         "RESOLVED, that Article IV of the Corporation's Certificate of Incorporation is amended by adding the following paragraph to read as follows:

                           `Upon amendment of this Article IV, each outstanding
                  share of common stock is split and converted into .1 shares by virtue of a ten (10) for one (1) reverse stock split.'

                  RESOLVED FURTHER, that the Secretary of the Corporation is hereby authorized and directed to solicit the affirmative vote or written consent of the stockholders of the Corporation approving such amendment to the Articles of Incorporation pursuant to the General Corporation Law of the State of Delaware."

         2. The foregoing resolution was consented to in writing by a majority of the outstanding shares of stock of the Corporation and written notice has been giving, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused the Certificate to be executed by David Duquette, its Chief Executive Officer, on this ____ day of November 2001.

                                         ---------------------------------------
                                         David Duquette, Chief Executive Officer